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                                                                Exhibit 10.38(B)

                                                                     [RBMG Logo]

PERSONAL AND CONFIDENTIAL


INCENTIVE STOCK OPTION AGREEMENT UNDER THE
RESOURCE BANCSHARES MORTGAGE GROUP, INC.
OMNIBUS STOCK AWARD PLAN

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        OPTIONEE                               AGREEMENT DATE     SHARES GRANTED
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John Doe                                        June 1, 2000
Apt. A                               -------------------------------------------
123 Main Street                         PLAN NAME   VESTING CODE   OPTION PRICE
Anytown, USA  12345                  -------------------------------------------
                                      Omnibus Plan     OFFICER         $4.75
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 COUNTRY  COMPANY  SOCIAL SECURITY NO.        ANNIVERSARY DATE
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                       ###-##-####
   USA     RBMG                                    June 1

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This Incentive Stock Option Agreement is entered into as of the Agreement Date shown above, between Resource Bancshares Mortgage Group, Inc., a Delaware corporation ("RBMG"), and the Optionee shown above.

1. Definitions. Capitalized terms used in this Option Agreement but not defined herein are used herein as defined in the Plan. In addition, throughout this Option Agreement, the following terms shall have the meanings indicated:

  (a) "Exercise Date" shall have the meaning indicated in paragraph 3 hereof.

  (b) "Option Period" shall mean the period commencing on the date of this Option Agreement and ending at the close of RBMG's business ten years from the date hereof. Notwithstanding the previous sentence, in the case of an Option granted to a 10% Stockholder, the Option Period shall mean the period commencing on the date of this Option Agreement and ending at the close of RBMG's business five years from the date hereof.

  (c) "Plan" shall mean the Resource Bancshares Mortgage Group, Inc. Amended and Restated Omnibus Stock Award Plan.

  (d) "Securities Act" shall mean the Securities Act of 1933, as amended.

2. Award of Option. Effective upon the date hereof, and subject to the terms and conditions set forth herein and in the Plan, RBMG has awarded to the Optionee the option to purchase from RBMG, at an Option Price per share as shown above, up to but not exceeding in the aggregate the shares of Common Stock shown above as the Shares Granted. RBMG intends the Option Price to be at least 100% of the Fair Market Value of the shares of Common Stock subject to the Option as of the Agreement Date. In the case of an Option granted to a 10% Stockholder, the Option Price of each share of Common Stock covered by the Option is at least 110% of the Fair Market Value per share of Common Stock on the Agreement Date. It is intended that this Option qualify to the extent possible as an ISO. RBMG shall have no liability if this Option shall not qualify as an ISO, but this Option shall continue in full force and effect as an NQSO notwithstanding such failure to so qualify.



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3.   Exercise of Option.

  (a) The Option shall be exercisable, in whole or in part, at any time and from time to time during the Option Period, but not thereafter, to the extent set forth in the schedule below.
                                     then the maximum percentage of the
                                     Option Shares that may be purchased through
  if the Exercise Date is:           such Exercise Date is:

  Prior to the Anniversary Date that occurs
   in the year following the Agreement Date ("1st Anniversary Date"),        20%
  On or after the 1st Anniversary Date and prior to the Anniversary Date that occurs in the year following the 1st Anniversary Date ("2nd
   Anniversary Date"),                                                       40%
  On or after the 2nd Anniversary Date and prior to the Anniversary Date that occurs in the year following the 2nd Anniversary Date
   ("3rd Anniversary Date"),                                                 60%
  On or after the 3rd Anniversary Date and prior to the Anniversary Date that occurs in the year following the 3rd Anniversary Date
   ("4th Anniversary Date"),                                                 80%
  On or after the 4th Anniversary Date,                                     100%

The Exercise Dates contained herein are intended to comply with Code Section 422(d). In the event the aggregate Fair Market Value of the Common Stock with respect to ISOs exercisable for the first time by Optionee during any calendar year exceeds $100,000, the Optionee shall give notice promptly (as provided in Section 6(e)) of such fact to RBMG. The number of shares of Common Stock subject to this Option and the per share Option Price under each outstanding Option shall be adjusted, to the extent the Committee deems appropriate, as provided in
Section 4.1(e) of the Plan. Sections 4.1(e), 4.1(f), 4.1(g) and 4.1(i) of the Plan are incorporated in this Option Agreement by reference as if fully set forth herein.

  (b) Notwithstanding Section 3(a), the Option shall terminate and may not be exercised if the Optionee ceases to be employed by RBMG, except: (1) that, if such Optionee's employment terminates for any reason other than conduct that in the judgment of the Committee involves dishonesty or action by the Optionee that is detrimental to the best interest of RBMG, then the Optionee may at any time within three months after termination of employment exercise the Option but only to the extent the Option was exercisable on the date of termination of employment unless termination of employment is due to retirement at or after Optionee attains age sixty-five, in which event the Option shall be exercisable with respect to all Option Shares; (2) that, if such Optionee's employment terminates on account of total and permanent disability, then the Optionee may at any time within one year after termination of employment exercise the Option with respect to all Option Shares; and (3) that, if such Optionee dies while in the employ of RBMG, or within the three or twelve month period following termination of employment as described in clause (1) or (2) above, then the Option may be exercised at any time within twelve months following death by the person or persons to whom the rights under the Option shall pass by will or by the laws of descent and distribution with respect to all Option Shares.

  (c) No less than 100 shares of Common Stock may be purchased upon any one exercise of the Option granted unless the number of shares purchased at such time is the total remainder of shares subject to this Option.

  (d) Upon exercise of the Option, the Option Price shall be payable in United States dollars, in cash or check or (unless the Committee otherwise prescribes) in shares of Common Stock owned by the Optionee for a period exceeding six months, or in a combination of cash and such Common Stock. If all or any portion of the Option exercise price is paid in Common Stock owned by the Optionee, then that stock shall be valued at its Fair Market Value as of the date the Option is exercised. The Option shall be deemed to be exercised on the date (the "Exercise Date") that RBMG receives full payment of the exercise price for the number of shares for which the Option is being exercised.

  (e) During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee and is not be assignable or transferable and no person shall acquire any rights therein. The Option may be transferred by will or the laws of descent and distribution.

4. Compliance with the Securities Act; No Registration Rights. Anything in this Option Agreement to the contrary notwithstanding, if, at any time specified herein for the issuance of Option Shares, any law, regulation or requirement of any governmental authority having jurisdiction in the premises shall require RBMG or the Optionee, in the judgment of RBMG, to take any action in connection with the shares then to be issued, then the issuance of such shares shall be deferred until such action shall have been taken. Nothing in this Option Agreement shall be construed to obligate


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RBMG at any time to file or maintain the effectiveness of a registration statement under the Securities Act, or under the securities laws of any state or other jurisdiction, or to take or cause to be taken any action that may be necessary in order to provide an exemption from the registration requirements of the Securities Act under Rule 144 or any other exemption with respect to the Option Shares or otherwise for resale or other transfer by the Optionee (or by the executor or administrator of the Optionee's estate or a person who acquired the Option or any Option Shares or other rights by bequest or inheritance or by reason of the death of the Optionee) as a result of the exercise of the Option evidenced by this Option Agreement.

5. Resolution of Disputes. Any dispute or disagreement that arises under, or as a result of, or pursuant to, this Option Agreement shall be determined by the Committee in its absolute and uncontrolled discretion, and any such determination or other determination by the Committee under or pursuant to this Option Agreement, and any interpretation by the Committee of the terms of this Option Agreement, shall be conclusive as to all persons affected thereby.

6.       Miscellaneous.

  (a) Binding on Successors and Representatives. The parties understand that this Option Agreement shall be binding not only upon themselves, but also upon their heirs, executors, administrators, personal representatives, successors and assigns (including any transferee of a party hereto); and the parties agree, for themselves and their successors, assigns and representatives, to execute any instrument that may be necessary or desirable legally to effect such understanding.

  (b) Entire Agreement; Relationship to Plan. The Optionee acknowledges that a copy of the Plan has been available on the RBMG intranet ("iris"). Requests for paper copies of the Plan or communications with respect to the Plan may be made in writing to RBMG's plan administrator, MAVRICC Management Systems, P.O. Box 7090, Troy, MI 48007. This Option Agreement, together with the Plan, constitutes the entire agreement of the parties with respect to the Option and supersedes any previous agreement, whether written or oral, with respect thereto. This Option Agreement has been entered into in compliance with the terms of the Plan; to the extent that any interpretive conflict may arise between the terms of this Option Agreement and the terms of the Plan, the terms of the Plan shall control.

  (c) Amendment. Neither this Option Agreement nor any of the terms and conditions herein set forth may be altered or amended orally, and any such alteration or amendment shall be effective only when reduced to writing and signed by each of the parties or their respective successors or assigns.

  (d) Construction of Terms. Any reference herein to the singular or plural shall be construed as plural or singular whenever the context requires.

  (e) Governing Law; Submission to Jurisdiction. This Option Agreement shall be governed by and construed in accordance with the laws of the State of South Carolina. The parties hereby consent to the exclusive jurisdiction and venue of the Court of Common Pleas in Richland County, South Carolina for purposes of adjudicating any issue arising hereunder.

  (f) Severability. The invalidity or unenforceability of any particular provision of this Option Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

IN WITNESS WHEREOF, a duly authorized agent of RBMG has executed this Option Agreement to be effective as of the Agreement Date stated above and the Optionee shall have assented to, entered into and accepted this Option Agreement if the Optionee does not notify RBMG in writing (at the address contained in Section 5(b) of this Option Agreement) within 30 days of receipt of this Option Agreement of the Optionee's refusal to enter into this Option Agreement.

RESOURCE BANCSHARES MORTGAGE GROUP, INC.


By:
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   Douglas K. Freeman, Chief Executive Officer